UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 29, 2003

                            BrandPartners Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                      0-16530                 13-3236325
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

       777 Third Avenue, New York, NY                              10017
       (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code: (212) 446-0200

Item 5. Other Events and Required FD Disclosure.

On September 29, 2003 the Registrant and its wholly-owned subsidiary, Willey Brothers, Inc., entered into an Eighth Amendment to the Loan and Security Agreement, dated January 11, 2002, by and between Fleet Capital Corporation, Willey Brothers and the Registrant (the "Loan Agreement"). The Eighth Amendment extended the term of the Loan Agreement from September 29, 2003 until December 1, 2003, increased the amount of mandatory weekly prepayments toward the balance due under the term loan, and imposed certain other reporting requirements on Willey Brothers.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) The following exhibits are included herewith unless otherwise indicated:

            99.1 Eighth Amendment, dated as of September 29, 2003, between Fleet Capital Corporation, Willey Brothers, Inc. and the Registrant.

            99.2  Registrant's press release dated October 1, 2003.

Item 9. Regulation FD Disclosure.

On October 1, 2003, the Registrant announced that Edward T. Stolarski, the Chairman and Chief Executive Officer of the Registrant and its wholly-owned subsidiary, Willey Brothers, Inc., had resigned from the Board of Directors of both the Registrant and Willey Brothers, effective immediately, and would resign as Chief Executive Officer of both the Registrant and Willey Brothers, effective October 10, 2003, and that James F. Brooks, Chief Operating Officer of Willey Brothers, had been elected interim President of the Registrant and Willey Brothers.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2003                         BRANDPARTNERS GROUP, INC.

                                              By: /s/ Sharon Burd
                                                  ------------------------------
                                                  Name:  Sharon Burd
                                                  Title: Chief Financial Officer